Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
PDS Biotechnology Corporation:

We consent to the use of our report dated March 18, 2021 with respect to the consolidated financial statements of PDS Biotechnology Corporation, incorporated herein by reference.

/s/ KPMG LLP

Short Hills, New Jersey
November 15, 2021